EXHIBIT 10.37

LEASE

            This Lease is made and entered into by and between Parks Wood Products represented by its Agent, Noles-Frye Realty, Inc. hereinafter referred to as Lessor and whose mailing address and designation shall be 108 Hilton Court, Pineville, Louisiana 71360 and ISA Real Estate, LLC hereinafter referred to as Lessee whose mailing address shall be P.O. Box 32428, Louisville, Kentucky 40232.

            WITNESSETH:

ARTICLE I.

LEASE PREMISES

            Lessor in consideration of the covenants and agreements hereinafter set forth does by these presents demise, lease and let unto lessee, who accepts, the following described premises:

            700 Expressway Drive consisting of 7.7 acres of real property with a 38,000 square foot warehouse, and a 400 sq. foot office set forth thereon (hereinafter referred to as the "Premises")

ARTICLE II.

MODIFICATION OF LEASED PREMISES

            Lessor shall at its cost make the following repairs to the existing structure: Building lease "as is" present condition. The Lessee shall at Lessee's sole cost provide the following items or modifications: As per Lessee's needs with prior approval from Lessor.

            Anything in this to the contrary notwithstanding, Lessor shall not be in default of any provision of this lease of such performance shall be delayed or prevented by strike, were, Act of God, or other cause beyond the control of the party seeking to be excused from such performance.

            If the Premises to be leased are vacant prior to the commencement date of this lease, Lessor will afford Lessee reasonable access to the leased Premises prior to the commencement date hereinafter set forth, for the purpose of inspection, measuring, or Installing or arranging for the installation of fixtures, but only to the extent that such activity proceeds without interfering with the Lessor's contractors, sub-contractors and their respective employees in the construction of the above described modifications. By giving Lessee access to the leased Premises prior to the commencement date, Lessor assumes no responsibility whatsoever for damage to persons entering the leased Premises or injury to Premises brought in or upon the leased Premises, nor shall he be entitled to any rent by reason or such access.

ARTICLE III.

TERM

            The term of, this lease is for twenty-four (24) months beginning March 1, 2007 and ending February 28th, 2009 (the "Term"). At any time prior to the end of the Term, the Lessee shall have the exclusive option to purchase the Premises on the terms contained in Article V below. Alternatively, at the end of the Term the Lessee shall have the right to renew the Term for an additional twenty-four (24) month period on the same terms and conditions as are set forth herein.

ARTICLE IV.

RENTAL

            As consideration of this lease, Lessee agrees to pay Lessor by check payable to Parks Wood Products mailed or delivered to 108 Hilton Court, Pineville, LA 71380 or its successor, as rental for the above described Premises during the term hereof the sum of five thousand two hundred and fifty ($5,250) dollars per month. All rentals shall be payable in advance on or before the 1st day of each calendar month during the terms hereof. After the 5th day of the month, a 5% late charge will be added to the rental payment due.

ARTICLE V.

OPTION TO PURCHASE

            At any time prior to the expiration of the Term of this Lease, the Lessee shall have the exclusive option to purchase the property for a purchase price of five hundred and seventy five thousand ($575,000) dollars (the "Purchase Price") on the following terms and conditions.

            In the event the Lessee desires to purchase the Premise, Lessee shall notify the Lessor in writing of its intention to exercise its option. Said closing shall occur within 60 days of the receipt of said notice by the Lessor. The closing (the "Closing") shall be held at a location to be mutually agreed upon by the parties.

            In such event, the Premises will be sold "AS IS", subject to receipt of a general warranty deed by the Lessee (or the equivalent thereof in Louisiana). An unencumbered, marketable title to the real property described herein shall be conveyed by deed of general warranty, with the usual covenants such as any title company will insure, except easements of record, restrictive covenants of record as to use and improvement of the property, and except applicable regulations imposed by the planning commission. Should title prove defective and such defect cannot be remedied prior to the Closing as defined below, Lessee may, in its sole discretion upon written notice to the Lessor, extend the closing date or retract its offer to purchase the Premises.

            At closing, the security deposit being held by the Lessor hereunder shall be applied (and credited) toward the Purchase Price.

            At Closing, each party shall pay the usual and customary closing costs ordinarily to be borne by such party, respectively. All taxes shall be pro-rated as of the date of ClosingLEASE.

            At any time prior during the Term of the Lease, the Lessee shall be permitted to perform a Phase I and/or Phase Il investigation of the Premises, provided such investigation(s) are performed solely at the cost of the Lessee. Lessee agrees that if in the course of conducting its own investigation, it discovers a condition on the Premises that it believes must be reported to governmental authorities; it shall promptly notify Lessor of the condition. Lessor shall bear the responsibility of reporting any such condition to the proper governmental authorities unless (i) such condition is an immediate threat to the health, welfare or safety of any individuals or the environment or (ii) the environmental engineer performing the investigation is obligated by law to report such condition to regulatory authorities.

            Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Lessor shall reduce the Purchase Price by the cost of any environmental remediation that the Lessee is anticipated to incur in bringing the Premises up to local, state and federal standards. For purposes of this agreement "remediation" costs shall include, but not be limited to the disposal of contaminated soils (i.e. special waste non-hazardous and, hazardous waste disposal), soil replacement, and professional and technical costs relating to such remediation.

            Notwithstanding the foregoing, the Lessor shall receive a minimum of three (3) months rent under this Agreement.

ARTICLE VI.

USE OF PREMISES

            Lessee shall use the Premises for the sole purpose of conducting the business as a scrap metal processing and storage facility. Notwithstanding anything to the contrary contained elsewhere in this Agreement, prior to the execution of this Agreement the Lessor shall have provided evidence to the Lessee that the Premises are zoned and permitted such that the Lessee will be able to operate its business on the Premises for the Lessee's intended purpose.

            Subject to prior approval by Lessor as to size and location, Lessee may erect a sign not exceeding 8 feet in height on the exterior of the Premises Lessee shall install its sign at its own expense and may remove it at the termination of this lease. Lessee agrees that such sign will be erected and maintained in compliance with the requirements of all governmental departments having jurisdiction over the demised Premises. Any damages to the building as a result of the removal of Lessee's sign shall be repaired the expense of Lessee.

            This paragraph shall not be applicable to the roof and/or structural parts of the demised Premises Lessee agrees at its own cost and expense, during the term of this lease, to comply with all orders, rules, regulations, and requirements of ever kind and nature relating to the Premises, now or hereafter in force, of the federal, state, municipal or other governmental authorities, applicable to the manner of Lessee's use and occupancy thereof, or operations made by the Lessee. The Lessee will pay all costs and expenses incidental to such compliance, and will indemnify any save harmless the Lessor free of the expense or damage by reason of any notice, violations or penalties filed against or imposed upon the Premises, or against the Lessor as owner thereof, because of the failure of the Lessee to comply with the provisions of this paragraph. Should the Lessee fail to comply with any of the provisions contained in this paragraph the Lessor may, after ten (10) days written notice to the Lessee, comply therewith, and the cost and expense of so doing may be paid by the Lessor and shall be charged against the Lessee as an additional rent, becoming due upon demand. Lessee agrees to indemnify and save harmless the Leseor from and against any and all judgments, decrees, penalties, costs and expenses by reason of such non-compliance.

            Lessee shall, at the termination of this lease, peacefully quit, surrender and deliver up the leased Premises, broom clean and in as good condition as received, natural deterioration excepted.

            Lessee shall not permit any unlawful activity in the leased Premises and shall comply with all lawful laws and ordinances pertaining to the conduct of Lessee's business.

            In the event the demised Premises are part of a shopping center or building complex, garbage, trash and other refuse shall be kept in the kind of containers as specified by Lessor and shall be placed at the location at the demised Premises designated by Lessor. In the event the demised Premises are part of a shopping center or building complex, Lessee shall not use the common area of the shopping center or building complex for business purposes.

            Lessee shall keep the outside areas immediately adjoining the demised Premises clean and shall not place or allow to be placed any obstructions or merchandise thereon.

            Prior to March 1, 2007, the Lessor shall cause the Premises to be free of debris both on the land itself and within the buildings contained on the Premises. The buildings shall be furnished to the Lessee in broom-clean condition.

ARTICLE VII.

HOLDING OVER

            Any holding over by Lessee of the leased Premises after the expiration of this lease shall operate and be construed as a tenancy from month to month at a rental to be negotiated.

ARTICLE VIII.

COMMON AREA

            In the event the demised Premises are part of a shopping center or building complex, common area means all areas, space, lighting, equipment, and special services provided by the Lessor for the common or joint use of benefit of the occupants of the shopping center, or building complex, their employees, agents, customers and other invitees, including but not limited to. parking area, access roads, driveways, retaining walls, landscaped areas and sidewalks.

            Lessor agrees to maintain the common area in a good and useable condition, adequately lighted, and free and clear from trash and debris. Notwithstanding the foregoing the outside yard shall be maintained by the Lessee.

ARTICLE IX.

REPAIRS

            Lessee shall be responsible for all repairs and maintenance to the leased Premises during the term of the lease, other than structural repairs to the Premises which shall remain the obligation of the Lessor (e.g. roof repairs, steel support restoration and repairs, if any, to the foundations of any buildings and/or concrete block).

ARTICLE X.

LIABILITY

            Lessor shall not be liable for injury or damage by vice or defect to Lessee or anyone on the Premises who derived the right to be thereon from Lessee unless Lessor knew or should have known of such vice or defect or had notice thereof and failed to remedy it within a reasonable time, or unless the injury or damage was caused by Lessor's failure to keep the foundation, roof, and exterior walls in a structurally safe and sound condition.

            Lessee shall, during the term of this lease, indemnify the Lessor and hold it harmless against all claims, demands and judgments for loss, damage or injury to persons or Premises resulting or accruing by reason of the use and occupancy of the demised Premises.

            Lessor shall not be liable for any damages done or occasioned by or from plumbing, gas or water, steam or other pipes or sewerage or the bursting, leaking or running of any cistern, tank, wash stand, water, closet, or waste pipe, in, above, upon, or about said Premises, nor for damage occasioned by water being upon or coming through the roof, skylight, trap door or otherwise, nor for any damage arising from acts of negligence of co-lessees, occupants of the same building, or any owners or occupants of adjoining or contiguous Premises, unless such damage is occasioned by the negligence of the Lessor, or by the failure of the Lessor to make repairs required under the terms hereof.

            Lessee agrees that at its own cost and expense it shall procure and enforce in the names of Lessor and Lessee, general liability insurance against any and all claims for injuries for persons or Premises occurring in, on or about the demised Premises, including all damage from signs, glass, awnings, fixtures Or other appurtenances now or hereafter upon the demised Premises, during the term of this lease, such insurance at all times to have a combined single limit of not less than $1,000,000.00 for bodily injuries to one or more persons and Premises damage in any one accident. Such insurance shall be written with a company or companies who are authorized to engage in the business of general liability insurance in the State of Louisiana, and it shall be delivered to the Lessor with customary certificates evidencing such paid up insurance, which certificates are to be issued by the insurance companies.

ARTICLE Xl.

UTILITIES

            Lessee agrees to pay all charges for utilities, including all sewerage disposal services, water, gas, heat, electric current, and other public utilities furnished to or consumed by it, in or upon the demised Premises during the term hereof, and all meter deposits and charges for initial connection of all utilities will be paid by Lessee. To the extent the Premises require separate utility metering, such separate metering will be installed at the Lessor's cost.

ARTICLE XII.

ASSIGNMENT AND SUBLETTING

            Lessee shall not sublease all or any part of the Premises nor assign this lease, without first obtaining the written consent of Lessor; said consent shall not be unreasonably withheld.

ARTICLE XIII.

INSURANCE AND TAXES

            Lessee shall carry in Lessor's name fire and extended coverage insurance in an amount equal to not less than 90% of the insurable value of the leased Premises, the premium therefor to be paid by Lessee. Should any insured loss occur, the insurance proceeds shall be paid to Lessor. Lessee shall furnish Lessor with proof of insurance, both general liability and fire and extended coverage prior to commencement of this Lease.

            Lessee shall also pay any and all real estate and ad valorem taxes, assessed against the demised Premises.

ARTICLE XIV.

SUBORDINATION

            Lessor reserves the right to subject and subordinate this lease at all times to the lien of any first mortgage or any first deed of trust placed upon Lessor's interest in the said Premises, or upon the land or Premises upon which the leased Premises are a part, or upon any building hereafter placed upon the land which the leased Premises form a part and Lessee shall execute and deliver, upon the demand of Lessor, its successors or assigns, such further instrument subordinating this lease to the lien of any such mortgage or deed of trust provided that such mortgage or deed of trust shall recognize the validity and continuance of this lease in the event of foreclosure or by conveyance in lieu of foreclosure, so long as Lessee shall not be in default under the terms of this lease.

            If the leased Premises or any part hereof or Premises of which the leased Premises are a part are at any time subject to a first mortgage or a first deed of trust and this lease or the rentals are assigned to such mortgage, trustee or beneficiary, and the Lessee is given written notice thereof, including the post office address of such assignee, than to afford ouch assignee and opportunity to make performance for and on behalf of the Lessor, Lessee shall give written notice in the manner set forth herein to such assignee, simultaneously with the giving of any written notice to Lessor required to be given by Lessee to Lessor.

ARTICLE XV.

FAILURE

            Should a petition in bankruptcy, receivership, or respite be filed by or against Lessee or upon Lessee's suspension of business, failure or insolvency, the rent for the whole unexpired term of this lease shall, without putting Lessee in default, at once become due and exigible, and in any event Lessor shall have the option either at once to demand the entire rent for the whole term, or any renewal thereof, or to immediately cancel this lease, without putting Lessee in default, Lessee to remain responsible for all past due rentals, damages and losses suffered by Lessor, Lessee hereby assenting thereto and expressly waiving the legal notice to vacate the Premises.

ARTICLE XVI.

DEFAULT

            Should Lessee fail or neglect to pay the rental or any other sums of money due under the terms of this lease, or should Lessee fail or neglect to perform any other of its obligations hereunder, Lessor shall notify Lessee in writing of such fact and if Lessee fails to pay such amounts as may be due, or to perform such obligation within fifteen (15) days after delivery of such notice, Lessor shall, without any further notice or putting in default, have the right to declare the remaining installments of rent immediately due. Lessor shall also have the option and right to declare this lease terminated and may enter upon and take possession of the Premises without the necessity of any legal action, reserving unto Lessor the right to enforce collection of any past due rental to the time of re-entry. Lessee agrees to pay an attorney fee of twenty-five (25%) percent of the amount due in the event any claim for rental, taxes, insurance, maintenance charges, and/or any other sum which may be due by Lessee under this lease is placed in the hands of an attorney for collection after the same becomes due, and in addition, agrees to pay interest at the rate of eight (8%) percent per annum of all such past due sums.

            In the event this lease shall be terminated as herein before provided, or otherwise, or-if the demised Premises or any part thereof shall be abandoned by the Lessee, if the lease be not terminated or if the lease be terminated, Lessor may in its own behalf, relet the whole or any portion of the said Premises for any period equal to or greater or less than the remainder of the term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose for which it may deem appropriate, and in connection with any such lease, the Lessor may make such changes in the character of the improvements on the Premises and may grant concessions or free rent as the Lessor may determine to be appropriate or helpful in effecting such lease, without affecting the liability of the Lessee hereunder.

            In the event this lease be terminated by summary proceedings or as herein before provided, or if the Premises have been abandoned and whether or not the Premises be relet, the Lessor shall be entitled to recover from the Lessee, and the Lessee shall pay to the Lessor in addition to any other damages becoming due hereunder, the following: An amount equal to the amount of all rents under this lease, lees the net rent, if any, collected by the Lessor on reletting the Premises, which shall be due and payable by the Lessee to the Lessor on the several days the Lessee will pay to the Lessor the amount of deficiency then existing. Such net rent collected on re-letting by the Lessor shall be computed by deducting from the gross rents collected all expenses incurred by the Lessor in connection with the re-letting of the Premises or any part thereof, exclusive of real estate and brokerage commissions, cost of renovations or remodeling said Premises.

ARTICLE XVII.

EMINENT DOMAIN

            Should any part of the leased building be taken by any public authority under the power of eminent domain, then the terms of this lease shall cease on that part from the date of expropriation and the rent shall be paid up to that day, and from that day the minimum rental shall be reduced in the proportion to the amount of the building apace taken; provided however that should twenty-five (25) percent or more of the Premises be taken by the power of eminent domain by any public or quasi public authority, the Lessee shall have the right to cancel and terminate this lease as of the date of such taking upon giving to the Lessor notice in writing of such election within thirty (30) days after the receipt by the Lessee from the Lessor of written notice that said Premises have been so appropriated or taken.

            If Lessee should not elect to cancel this lease, Lessor shall, if economically feasible, proceed with due diligence to restore the building on the demised Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking and all rent shall be abated pro-rata in proportion to the decrease of the usefulness of the demised Premises to the Lessee so long as the Premises are suitable, in whole or in part, for use and occupancy by reason of such restoration, and thereafter the rent shall be reduced in the ratio that the ground floor area of the Part of the building taken which is included with the demised Premises bears to the ground floor area of the building which was included with the demised Premises before such taking.

ARTICLE XVIII.

DAMAGE TO PREMISES

            In the event the leased Premises are, partially damaged or destroyed or rendered partially unfit for occupancy by fire, tornado or like casualty, Lessee shall give immediate notice to Lessor who shall thereupon at Lessor's expense repair the damage and restore the Premises to substantially the same condition in which they were immediately prior to the happening of the casualty. Lessor shall allow Lessee a fair diminution of rent during the time the Premises are partially unfit for occupancy.

            In the event of reconstruction following total destruction, Lessee shall pay no rent during the period of time Lessee is unable to occupy the leased Premises

            In the event the leased Premises are destroyed more than twenty-five (25%) percent or rendered wholly unfit for occupancy by fire, tornado or other casualty, at Lessor's option, this lease shall terminate and the rent shall be paid to the time of such destruction or casualty.

ARTICLE XIX.

LESSOR'S RIGHT OF INSPECTION

            The Lessor may, during the term of this lease at reasonable times, enter to inspect the Premises, or to make any alterations or repairs to the demised Premises that may be necessary for its safety or preservation, and may show the Premises and building to others, and at any time within six months immediately preceding the expiration of said term may affix to any suitable part of said Premises a notice to remain affixed without hindrance or molestation. Such notice shall not be placed on the show windows or entrance of the demised Premises.

ARTICLE XX.

BROKER FEE

            Lessor and Lessee acknowledge that the Lessor engaged Noles-Frye Realty, Inc. to assist it in connection with this transaction. The obligation to pay Noles-Frye Realty shall be borne solely by the Lessor and shall not be treated as an additional cost to be borne by the Lessee.

ARTICLE XXI.

NOTICES

            All notices required to be given Lessor by Lessee shall be addressed to Lessor at address shown above, and all notices required to be given Lessee by Lessor shall be addressed to Lessee at the mailing address of Lessee as set forth in the first page of this lease.

ARTICLE XXII.

WAIVER

            Failure on, the part of Lessor to, exercise any right, privilege or option herein granted upon the happening of any one or more defaults by Lessee shall not constitute nor be construe as a waiver of the right, privilege or option upon the happening of any subsequent or additional default.

ARTICLE XXIII

SPECIAL PROVISIONS

            Prior to move-in and occupancy, the Lessee, shall execute this Lease, pay the first month's rent of five thousand and two hundred and fifty ($5,250) dollars and a security deposit of five thousand ($5.000) dollars. The security deposit shall be held by the Lessor, and returned to the Lessee by the Lessor at the end of the lease (together with any accrued simple interest), provided that the Premises are left undamaged and broom clean and no material defaults occurred during the Term of the Lease The total amount to be paid to Noles-Frye Realty, Inc., at time of occupancy shall be ten thousand two hundred and fifty ($10,250) dollars

ARTICLE XXIV

SUCCESSION

            The rights and obligations hereunder shall be binding upon and shall be binding upon and shall inure to the benefit of the parties thereto, their heirs and successor representatives and to the assigns and grantees of Lessor.

            IN WITNESS WHEREOF, this agreement has been signed in the presence of the witnesses, whose names are hereunto subscribed, on this 6th day of February, 2007.

2/8/07                                                             LESSOR

______________________                       PARKS WOOD PRODUCTS

Witness

                                                                        By: /s/ Harry F. Parks

                                                                        Name:  Harry F. Parks

                                                                        Title:  President

                                                                        LESSEE

______________________                       ISA REAL ESTATE, LLC

Witness

                                                                        By: /s/ Harry Kletter

                                                                        Name:  Harry Kletter

                                                                        Title:  President